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                                                                   EXHIBIT 10.40


                                  PULITZER INC.
                            2000 STOCK PURCHASE PLAN
                         (Effective as of April 1, 2000)


         1. Purpose. The purpose of the Plan is to provide eligible Employees of certain Designated Subsidiaries of the Company with a convenient way to acquire shares of the Company's Common Stock through payroll deductions.

         2. Definitions. Wherever used herein, the following terms have the following meanings:

                  (a) "Account" means the bookkeeping account established in the name of each Participant to reflect the payroll deductions made on behalf of the Participant.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" means the administrative committee appointed by the Board to administer the Plan.

                  (e) "Common Stock" means the common stock of the Company, $.01 par value per share.

                  (f) "Company" means Pulitzer Inc., a Delaware corporation, and any successor thereto.

                  (g) "Compensation" means the base cash compensation paid by the Company or a Designated Affiliate to a Participant which is required to be reported as wages on the Participant's Form W-2, including such additional amounts which are not includable in gross income by reason of Sections 125, 402(e) or 402(h)(1)(B) of the Code, and excluding any bonuses, overtime pay, expense allowances and other irregular payments (except commissions).

                  (h) "Designated Affiliate" means any Subsidiary which has been designated from time to time by the Board to participate in the Plan including, without limitation, the Subsidiaries set forth on Schedule I hereto (as amended from time to time).

                  (i) "Employee" means an individual who performs services for a Designated Affiliate in an employer-employee relationship.

                  (j) "Enrollment Date" means the first day of an Offering
Period.

                  (k) "Exercise Date" means the last business day of an Offering Period.

                  (l) "Fair Market Value" means the closing sale price per share of the Common Stock as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale on such date, on the next preceding date.


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                  (m) "Offering Period" means the calendar quarter commencing
April 1, 2000, and each calendar quarter thereafter; provided, however, that the Committee shall have the power to change the duration of Offering Periods and the commencement dates thereof from time to time.

                  (n) "Participant" means any Employee for whom an Account is maintained under the Plan.

                  (o) "Subsidiary" means (i) a partnership, limited liability company or other non-corporate entity at least fifty percent (50%) of the equity or voting interests of which is owned or controlled by the Company or any of its Subsidiaries, including, without limitation, a partnership or a limited liability company, or (ii) any other entity in which the Company or any of its Subsidiaries has an equity or other ownership interest and which is approved by the Board as a Subsidiary under the Plan.

         3. Available Shares. Subject to the provisions of Section 11 hereof, the maximum number of shares of Common Stock available for issuance pursuant to the Plan shall be equal to 300,000 less the number of shares issued under the Pulitzer Inc. 1999 Employee Stock Purchase Plan ("Qualified ESPP"). Such shares may be either authorized and unissued or held by the Company in its treasury. The Committee may cause the Company to purchase previously-issued and outstanding shares of Common Stock in order to enable the Company to satisfy its obligations hereunder.

         4. Administration. The Plan shall be administered by the same committee of the Board that is responsible for administering the Qualified ESPP. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to interpret the provisions of the Plan, to change the time covered by an Offering Period, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decisions of the Committee with regard to questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of a Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

         5. Eligibility and Enrollment. An Employee shall be eligible to become a Participant in the Plan on the Enrollment Date coincident with or next following the date he commences employment with a Designated Affiliate. An eligible Employee shall become a Participant for an Offering Period by completing a Plan enrollment form authorizing payroll deductions and filing it with the Company prior to the Offering Period. Payroll deductions for a

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Participant shall commence with the first payroll and shall end with the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant in accordance with the provisions hereof. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, limit the number of shares of Common Stock a Participant may purchase during any Offering Period or any calendar year in a manner which is consistent with the limitations imposed under the Qualified ESPP. Notwithstanding any provisions of the Plan to the contrary, (a) no Employee may be granted the right to purchase Common Stock under the Plan if and to the extent that, immediately after the grant, such Employee would directly or indirectly own stock and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (determined in accordance with Section 424(d) of the Code) or any parent or subsidiary corporation of the Company (within the meaning of Section 424 of the Code), and (b) at least a majority of the shares of Common Stock or shares of Common Stock underlying options awarded under the Plan, during the three year period commencing on the date the Plan is adopted by the Company, must be awarded to employees who are not officers or directors of the Company.

         6. Payroll Deduction. At the time a Participant enrolls in the Plan, he or she shall be required to elect the amount to be deducted from each paycheck during the Offering Period(s) covered by the election; provided, however, that no more than ten percent (10%) of a Participant's Compensation may be withheld under the Plan on any pay date, and provided further that the Committee, acting in its discretion, may establish a minimum required amount or percentage of Compensation which is required to be withheld during an Offering Period. All payroll deductions made for a Participant shall be credited to the Participant's Account. Interest shall not accrue on any amounts credited to a Participant's Account. The rate of a Participant's contribution, once established, shall remain in effect for all subsequent Offering Periods unless changed by the Participant in writing at such time and in such manner as the Committee may prescribe.

         7. Purchase of Shares. On each Exercise Date, the amount credited to a Participant's Account shall be used to purchase a whole number of shares of Common Stock, the number of which shall be determined by dividing the amount credited to the Participant's Account by the purchase price per share. Any amount remaining in the Participant's Account shall be converted to a fractional share unless the Committee, acting, in its discretion, determines that fractional shares shall not be credited to Participants under the Plan, in which event, subject to the Participant's continuing withdrawal right, such amount shall be credited to the Participant's Account as of the beginning of the next Offering Period. Subject to Section 11 of the Plan, the purchase price per share shall be equal to eighty-five (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date. If the total number of shares of Common Stock to be purchased as of an Exercise Date, when aggregated with shares of Common Stock previously purchased for all Employees under the Plan, exceeds the number of shares then authorized under the Plan, a pro-rata allocation of the available shares shall be made among the Participants based upon the amounts in their respective Accounts as of the Exercise Date.


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         8. Discontinuance and Withdrawal of Contributions; Change of Rate of
Payroll Deductions.

                  (a) Discontinuance or Withdrawal. At any time during an Offering Period, a Participant may notify the Company that the Participant wishes to discontinue contributions under the Plan. This notice shall be in writing and shall become effective as soon as practicable following its receipt by the Company. A Participant may elect to withdraw all, but not less than all, of the amount of his Account at any time during an Offering Period except on the Exercise Date with respect to that Offering Period. If a withdrawal is made during an Offering Period, no further contributions will be permitted during that Offering Period by the withdrawing Participant.

                  (b) Withholding Changes. At any time during an Offering Period, a Participant may increase or decrease the rate of his payroll deductions by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of payroll deduction rate changes during any Offering Period. The change in rate shall be effective as soon as practicable after the Company's receipt of the new enrollment form.

         9. Termination of Employment. Any Participant whose employment with a Designated Affiliate is terminated for any reason before an Exercise Date shall thereupon cease being a Participant. The total amount credited to the Participant's Account during the Offering Period shall be returned to the Participant or, in the case of a deceased Participant, to the Participant's beneficiary, as soon as practicable after the Participant's termination of employment. For purposes of this Section 9, a Participant who its transferred from one Designated Affiliate to another or to the Company or any other affiliate of the Company shall be deemed not to have terminated employment.

         10. Rights as a Stockholder. No shares of Common Stock shall be issued under the Plan until full payment therefor has been made (and/or provided for if all or a portion of the purchase price is being paid in installments). The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

         11. Capital Changes, Reorganization, Sale.

                  (a) Adjustments Upon Changes in Capitalization. The number and class of shares of Common Stock which may be issued under the Plan, as well as the number and class of shares of Common Stock and the price per share covered by each right outstanding under the Plan which has not yet been exercised, shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization.


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                  (b) Cash, Stock or Other Property for Stock. Except as
otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), each Participant shall be permitted to purchase Common Stock with the balance of his or her Account immediately prior to such Exchange Transaction, and any amount credited to a Participant's Account which is not used to purchase Common Stock before the Exchange Transaction shall be distributed to the Participant. Notwithstanding the preceding sentence, (1) if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then the rights of all Participants to purchase shares of Common Stock shall be converted into rights to purchase shares of Exchange Stock on an economically equivalent basis; and (2) the Committee, acting in its discretion, may suspend operation of the Plan as of any date that occurs after a contract is made which, if consummated, would result in an Exchange Transaction and before the Exchange Transaction is consummated.

                  (c) Definition of Exchange Transaction. For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

                  (d) Fractional Shares. In the event of any adjustment in the number of shares of Common Stock covered by any right pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded and each such right will cover only the number of full shares of Common Stock resulting from the adjustment.

                  (e) Determination of Board to be Final. All adjustments under this Section 11 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         12. Amendment and Termination. The Board may amend or terminate the Plan at any time; provided that any such amendment shall be subject to the approval of the Company's stockholders if and to the extent such approval is necessary or desirable to comply with applicable law or exchange requirements.

         13. Transferability. The rights of a Participant to purchase Common Stock under the Plan are not assignable or transferable and may only be exercised during the Participant's lifetime by the Participant. A Participant may file a written designation of a beneficiary who is to receive the amount credited to the Participant's Account in the event of the Participant's death during an Offering Period. A Participant's beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a validly designated beneficiary who is living at the time of the Participant's death, the Participant's estate shall be deemed to be his designated beneficiary.


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         14. No Rights Conferred. Nothing contained in the Plan shall be deemed to give any individual any right to be retained in the service or employ of the Company, any Designated Affiliate and any of their respective affiliates or interfere with its or their right to terminate such employment at any time.

         15. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         16. Legal Requirements. The Committee may impose such other conditions with respect to the purchase of Common Stock hereunder, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         17. Governing Law. The Plan shall be governed by the laws of the State of Delaware, without regard to its conflict of laws provisions.

         18. Decisions and Determinations of Committee to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final, binding and conclusive.



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                                   Schedule I
                                   ----------


1.       The St. Louis Post-Dispatch LLC
2.       postnet.com LLC
3.       Pulitzer Network Systems LLC
4.       Gateway Consumer Services LLC
5.       Arch Distributing LLC
6.       SCR LLC